Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Athene Annuity and Life Company of our report dated March 30, 2021 relating to the statutory-basis financial statements of Athene Annuity and Life Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa
April 23, 2021